CERTIFICATE OF AMENDMENT

                                       OF

                                TALAN PAPER CORP.

               (Under Section 805 of the Business Corporation Law)

     The undersigned, Nourollah Elghanayan (President) and Mehdi Gabayzadeh (Secretary) of Talan Paper Corp. certify and set forth:

     1. The name of the Corporation is Talan Paper Corp.

     2. The date that the Certificate of Incorporation of Talan Paper Corp. was filed by the Department of State is the 18th day of April, 1994.

     3. The Certificate of Incorporation is hereby changed, pursuant to Section 801(b)(1) of the Business Corporation Law, to effect a change in the name of the corporation.

     4. Paragraph First of the Certificate of Incorporation of Talan Paper Corp. is hereby amended to read as follows:

               "The name of the corporation is Tagsons Papers, Inc."

     5. This amendment to the Certificate of Incorporation of Talan Paper Corp. was authorized by the resolution of the Board of Directors of the Corporation, dated December 2, 1994 and the written consent of all of the shareholders of the Corporation, dated December 2, 1994.

     In witness whereof, the undersigned, who affirm that the statements made herein are true under the penalties of perjury, have executed this certificate this 2nd day of December, 1994.


                                              /s/ Nourollah Elghanayan
                                              --------------------------------
                                              Nourollah Elghanayan,
                                              President

                                              /s/ Mehdi Gabayzadeh
                                              --------------------------------
                                              Mehdi Gabayzadeh,
                                              Secretary

- --------------------------------------------------------------------------------


                            CERTIFICATE OF AMENDMENT

                                       OF

                                TALEN PAPER CORP.

                Under Section 805 of the Business Corporation Law


- --------------------------------------------------------------------------------


                                                                    ICC
                                                             STATE OF NEW YORK
                                                            DEPARTMENT OF STATE
                                                             FILED DEC 07 1994
                                                             TAX$________
                                                             BY: INIT.


FILED BY:      Stanley R. Howie
               Corporation Service Company
               4 Central Avenue
               Albany, NY 12210

                          CERTIFICATE OF INCORPORATION

                                       OF

                                TALAN PAPER CORP.

                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

                   ------------------------------------------


     The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation puruant to the provisions of Section 402 of the Business Corporation Law of the State of New York, hereby certifies as follows:

     FIRST: The name of the corporation is:

                                TALAN PAPER CORP.

     SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, exclusive of any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     THIRD: The office of the corporation in the State of New York is to be located in the County of Suffolk.

     FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is:

Two Hundred (200) Shares Without Par Value

     FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                            Mandel and Resnik, P.C.
                              220 East 42nd Street
                               New York, NY 10017

     IN WITNESS WHEREOF, I have duly executed and subscribed this certificate and do affirm the foregoing as true under the penalties of perjury this fifteenth of April 1994.


                                                   /s/ Tracey Ann Mccormick
                                                   -----------------------------
                                                   Tracey Ann Mccormick
                                                   Incorporator
                                                   Corporation Service Company
                                                   4 Central Avenue
                                                   Albany, NY  12210

                          CERTIFICATE OF INCORPORATION

                                       OF

                                TALAN PAPER CORP.

                       ----------------------------------

                   Section 402 of the Business Corporation Law








Filer:  Tracey Ann Mccormick
        Corrpoation Service Company
        4 Central Avenue
        Albany, NY 12210



                                                                    ICC
                                                             STATE OF NEW YORK
                                                            DEPARTMENT OF STATE
                                                             FILED APR 18 1994
                                                             TAX$10
                                                             BY: INIT.

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              TAGSONS PAPERS, INC.
              (Under Section 805 of the Business Corporation Law)


     It is hereby certified that:

     FIRST: The name of the Corporation is Tagsons Papers, Inc. The original name under which it was formed was Talan Paper Corp.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on the 18th day of April 1994.

     THIRD: The amendment of the Certificate of Incorporation effected by this Certificate of Amendment is as follows: to limit the liability of directors of the Corporation.

     FOURTH: To accomplish the foregoing amendment, the following new Article Sixth is hereby added to the Certificate of Incorporation:

          SIXTH: No director shall be personally liable to the Corporation or its shareholders for damages for any breach of duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable (i) if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) if he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (iii) if his acts violated section 719 of the New York Business Corporation Law. This provision shall not eliminate or limit the liability of any director for any act or omission prior to the adoption of such provision.

     FIFTH: The foregoing amendment was authorized by the Board of Directors followed by a vote of the holders of all outstanding shares entitled to vote thereon.

Dated:  July 30, 1999


                                                     /s/ Mehdi Gabayzadeh
                                                     ---------------------------
                                                     Mehdi Gabayzadeh, President

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              TAGSONS PAPERS, INC.

                Under Section 805 of the Business Corporation Law



                                                         [STAMP]







FILER:

Mandel and Resnik, P.C.
220 East 42nd Street
New York, NY  10017

State of New York  }
Department of State}

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.


Witness my hand and seal of the Department of State on  Sep 13 1999



                 [SEAL]              /s/ [ILLEGIBLE]

                                     Special Deputy Secretary of State